      [CONFIDENTIAL TREATMENT REQUESTED. UNREDACTED VERSION SEPARATELY FILED
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                              COOPERATION AGREEMENT

                                  by and among

                        WILLIS LEASE FINANCE CORPORATION,

                                 FLIGHTLEASE AG

                                       and

                                SR TECHNICS GROUP

                                November 7, 2000


                                                           Cooperation Agreement

                              COOPERATION AGREEMENT

      THIS COOPERATION AGREEMENT (this "Agreement") is made as of the 7th day of November, 2000 by and among WILLIS LEASE FINANCE CORPORATION, a Delaware corporation ("WLFC"), FLIGHTLEASE AG, a company organized under the laws of Switzerland ("Flightlease") and SR TECHNICS GROUP, a company organized under the laws of Switzerland ("SRT").

      WHEREAS, WLFC desires to issue to Flightlease, SRT and/or a subsidiary designated by them, and Flightlease and SRT desire to directly or indirectly acquire from WLFC, common stock of WLFC as described and on the terms and conditions set forth in the Investment Agreement dated as of the date hereof (the "Investment Agreement") among the parties hereto, and in conjunction with the transactions contemplated thereby, the parties hereto desire to set forth their understanding on the on-going conduct of their respective businesses in relation to aircraft engines and related aviation equipment, with effect from and after the closing of the transactions contemplated by the Investment Agreement.

      NOW, THEREFORE, the parties hereto confirm their understanding as follows:

      1. Composition of WLFC's Engine Portfolio. WLFC shall ensure that at least 1 member of WLFC's Steering Committee established and maintained in accordance with the Stockholders' Agreement (as defined in the Investment Agreement) shall be a person appointed by Flightlease and/or SRT and shall otherwise use its reasonable commercial efforts to reasonably ensure that aircraft engines of the make, model, type and sub-type that represent any portion of the aircraft leasing business of Flightlease or any of its subsidiaries from time to time or the maintenance business of SRT or any of its subsidiaries from time to time and as to which Flightlease or SRT, as the case may be, has expressed to WLFC a need for WLFC's spares support, will be available from the portfolio of aircraft engines held or obtained by WLFC (the "WLFC Engines"), it being understood, however, that nothing contained herein shall restrict WLFC's ability, in the normal conduct of its business, to utilize WLFC Engines that have not been placed with Flightlease, SRT or Designated Customers (as defined in Section 2 below) pursuant to this Agreement. In furtherance and without limiting the generality of the foregoing, WLFC hereby agrees that (a) if there should from time to time be engines that represent any portion of such businesses of Flightlease, SRT or any of their respective subsidiaries and as to which Flightlease or SRT has expressed to WLFC a need for WLFC's spares support, that is not then in WLFC's engine portfolio, then, upon consultation with SRT, and agreement on commercially reasonable terms, WLFC shall introduce such engines of the appropriate type into its portfolio, and (b) WLFC shall provide to SRT quarterly reports, commencing with a report on or about December 31, 2000, as to the types of WLFC Engines that are available for lease or purchase from WLFC, and SRT shall be afforded a 2-week period to elect to lease or purchase, as the case may be, any one or more of the WLFC Engines identified in such quarterly report. Flightlease and SRT shall also provide quarterly reports, commencing with a report on or about December 31, 2000, as to their anticipated requirements for WLFC Engine support.

      2. Availability of Engines from WLFC.

      (a) Long-Term Lease. Excluding the engines subject to the General Terms Engine Lease Agreement to be entered into between WLFC (or a trustee or other designee of WLFC) and SR Technics AG, and the individual Aircraft Engine Lease Agreements entered


                                                           Cooperation Agreement
into thereunder, in each case, as referred to in the Investment Agreement (collectively, the "Sale/Leaseback Lease"), WLFC shall, upon request (which request shall specify the exact engine requested and identify the air carrier that will operate such engine), make available spare engines to SRT, Flightlease or any air carrier or affiliate thereof designated by Flightlease or SRT from time to time (a "Designated Customer") for lease, subject to a commercially reasonable availability date to be mutually agreed in each instance between WLFC and the requesting party. Such lease transaction may take the form of, but not limited to, an operating lease, finance lease in particular, synthetic lease, any form of structured lease transaction involving the use of special-purpose vehicles or other form of lease structure and shall be for a term of 1 to 10 years, in each case, as designated by such requesting party, each with the concurrence of WLFC, and shall provide preferential pricing (as described in clause (c) below) and other competitive terms and conditions reasonably satisfactory to such requesting party and WLFC (with respect to the reasonableness of such terms and conditions, taking into consideration, without limitation, general engine leasing market conditions, the creditworthiness of the prospective lessee, the credit risks associated with the jurisdiction of such lessee, WLFC's financial condition and ability to take on various levels of risks, and other factors). The parties hereto shall use their respective reasonable commercial efforts to complete the documentation of such lease and effect delivery of the subject engine thereunder within a commercially reasonable period of time.

      (b) Short-Term Lease. Excluding the engines subject to the Sale/Leaseback Lease, WLFC shall use its reasonable commercial efforts to have available or arrange immediate access to spare WLFC Engines then in WLFC's portfolio, of the type specified in Schedule 1 (as amended from time to time by mutual agreement of the parties hereto), for lease to Flightlease, SRT or any Designated Customer, for a term shorter than that described in clause (a) above, as designated by the requesting party (which request shall specify the exact engine requested and identify the air carrier that will operate such engine), with the concurrence of WLFC, and otherwise on preferential pricing (as described in clause (c) below) and other competitive terms and conditions reasonably satisfactory to such requesting party and WLFC. The parties hereto shall use their respective reasonable commercial efforts to complete the documentation of such lease and effect delivery of the subject engine thereunder as soon as possible and within any specific period of time as mutually agreed between the parties to such lease. Flightlease and SRT shall provide WLFC from time to time an anticipated schedule of the time periods during which WLFC Engines of a particular type may be required for lease under this clause (b), and WLFC shall use its reasonable commercial efforts to arrange for the availability of such WLFC Engines in accordance therewith.

      (c) Preferential Pricing. For purposes of the foregoing clauses (a) and
(b), "preferential pricing" shall mean XXX [CONFIDENTIAL TREATMENT REQUESTED.]

      3. "Most Favored Nation" Status. In relation to any proposed lease of any WLFC Engine to Flightlease, SRT or any Designated Customer, WLFC shall offer pricing and other terms and conditions that are at least as favorable, in the reasonable judgment of the parties hereto, as any other comparable WLFC Engine lease to any other comparable entity that was entered into after the date hereof and as in effect on the date of such proposed lease or that is then being offered to such other entity. WLFC shall provide to Flightlease and SRT


                                                           Cooperation Agreement
quarterly reports, commencing with a report on or about December 31, 2000, listing each engine lease transaction entered into by WLFC during the calendar quarter then ended, in response to which Flightlease or SRT may at any time request information and copies of lease documents (consisting of a general terms lease agreement, an engine lease agreement and supplements, amendments, side letter agreements and other documents governing the terms of such leasing arrangement, as the case may be) in respect of any particular transaction identified in such report (subject to the need for any confidentiality agreement that may need to be executed by Flightlease or SRT as a condition to the release of such information or documents).

      4. Engine Pooling Arrangements. The parties hereto shall use their respective commercially reasonable efforts to establish a sufficient customer base for participation in engine pooling arrangements for particular types of engines within WLFC's then-current portfolio designated by Flightlease or SRT. If, in the reasonable judgment of Flightlease or SRT, such customer base has been established, Flightlease or SRT shall provide notice thereof to WLFC, and
(a) WLFC shall within 3 weeks provide an economic analysis of such pooling arrangement to WLFC's Steering Committee for review and consideration of the Steering Committee and (b) the parties hereto shall cooperate to develop a mutually acceptable pooling product within 5 months (assuming such customer base has been reasonably identified sufficiently prior to the end of such 5-month period) after the Effective Date (as defined in Section 11(e) below), and negotiate in good faith the following terms and conditions applicable thereto:

            (i) the specifics of WLFC's lead pool management responsibilities;

            (ii) the extent and nature of advantages to Flightlease, SRT, as the case may be, and the other pooling participants, as compared to current pooling arrangements to which such entity(ies) is (are) a participant;

            (iii) the extent and nature of any volume discount (such as, by way of example, a volume discount based upon the relative number of engine contributions into the pool) that may be afforded to Flightlease, SRT and the other pooling participants; and

            (iv) the extent and nature of any fractional engine interest and correspondingly fractional pooling fees that may be offered to pooling participants.

      5. Access to Network.

      (a) In providing engines to Flightlease, SRT or any Designated Customer pursuant to any other provision of this Agreement, WLFC shall not be limited to engines then owned, leased or otherwise held by WLFC at any relevant point in time, but WLFC shall use its reasonable commercial efforts to provide (or assist Flightlease, SRT or such Designated Customer in obtaining) engines for such purposes from manufacturers, airlines, lessors or other engine providers with whom WLFC shall be doing business from time to time, including arranging for the use of spare engines that may be held by such entities.

      (b) When necessary to assist WLFC in the performance of its obligations under clause (a) above, Flightlease and SRT will grant WLFC similar access to
(i) spare engines then owned by Flightlease or SRT, as the case may be, subject to contractual restrictions binding on Flightlease or SRT, as the case may be, limiting the availability of such engines,


                                                           Cooperation Agreement
and (ii) Flightlease's or SRT's network of manufacturers, airlines, lessors or other engine providers with whom Fightlease or SRT, as the case may be, shall be doing business from time to time, and where appropriate and practicable, make available Flightlease's or SRT's, as the case may be, purchasing power in the new and used engine and financial markets.

      (c) If requested by WLFC, each of Flightlease and SRT shall consult with WLFC concerning business opportunities with Flightlease's or SRT's, as the case may be, airline partners and business customers for purposes of promoting WLFC's engine leasing and other businesses, and when desired by WLFC, facilitate dialogue with and presentation of business proposals to such airline partners and business customers.

      6. Location of Spare Engines and WLFC Personnel in Zurich.

      (a) WLFC shall physically place spare WLFC Engines at the Zurich Airport as mutually agreed among the parties hereto from time to time in a commercially reasonable manner, to support short term lease arrangements, subject to Section 2(b) above.

      (b) WLFC shall at all times establish and maintain an office in Zurich staffed by at least 1 person who is knowledgeable about this Agreement, the Sale/Leaseback Lease and the subject matter hereof and thereof and who is competent to interact with Flightlease and SRT concerning such matters, including, without limitation, where appropriate, to take actions (subject to having obtained any necessary approval of management located at WLFC's head office) with respect to WLFC Engines located at the Zurich Airport pursuant to the foregoing clause (a) (including being able to carry out instructions from WLFC's head office regarding the release of any such engine to Flightlease, SRT or a Designated Customer).

      7. Termination of Engine Lease or Pooling Agreement. In the event that Flightlease, SRT or any Designated Customer desires to terminate any leasing, pooling or other provisioning of any WLFC Engine effected hereunder prior to the scheduled expiry thereof, the parties hereto shall negotiate mutually acceptable and commercially reasonable financial terms governing any compensation to be paid to WLFC in connection with such early termination (or alternatively, any purchase option in lieu thereof), taking into account the engine fleet management, financial and other considerations applicable to each party to such terminated transaction.

      8. Services by SRT. If WLFC shall propose to enter into a maintenance agreement with, or otherwise seeks to contract or subcontract out engine maintenance work to, any other maintenance provider with respect to any WLFC Engine of the type that SRT performs similar maintenance work on (excluding such WLFC Engines subject to leases under which the lessees have the right to designate maintenance providers), then WLFC shall provide notice of the bona fide terms of such proposed agreement to SRT and SRT shall have the option to enter into such agreement with WLFC. SRT shall notify WLFC of its decision within 2 weeks after its receipt of such notice from WLFC. If SRT shall decline such offer, WLFC shall enter into such agreement with such other maintenance provider on the same terms described in its notice, within 2 weeks of such notice. With respect to any engine maintenance work to be provided by SRT to WLFC, SRT shall negotiate in good faith with WLFC with a view toward offering preferential pricing for such work.

      9. Cross-Marketing. Each of Flightlease and SRT will provide reasonable assistance and market support to WLFC in promoting WLFC's engine leasing efforts and the


                                                           Cooperation Agreement
development and marketing of other products, and WLFC will provide reasonable assistance and market support to Flightlease and SRT in promoting their respective leasing and maintenance businesses, including "maintenance by the hour" or other engine maintenance proposals of SRT, and the development and marketing of other products, it being understood, however, that no party hereto shall be obligated to use or require the use of the others' products and services.

      10. China Joint Venture. If requested by Flightlease or SRT, WLFC shall consult with Flightlease and SRT concerning business opportunities with Sichuan Snecma Aero-Engine Maintenance Co., Ltd., a joint venture in which WLFC is a participant (including without limitation the acquisition by Flightlease or SRT of WLFC's participation in such joint venture) and when desired by Flightlease or SRT, facilitate dialogue with and presentation of business proposals to such joint venture.

      11. Miscellaneous.

      (a) Notices. Any notice required or permitted hereunder shall be given in accordance with the Investment Agreement.

      (b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of each party hereto.

      (c) Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The arbitration provisions and any related attorneys' fees provision contained in the Investment Agreement shall apply to this Agreement as if set forth herein in full, mutatis mutandis.

      (d) Amendment. This Agreement may not be amended or modified, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

      (e) Effectiveness; Termination. This Agreement shall be in effect for a term of 3 years from the date of the closing of the initial capital investment contemplated by the Investment Agreement (the "Effective Date"), so long as during such time period, Flightlease, SRT and/or a subsidiary designated by them shall collectively hold at least the initial capital investment made by them in accordance with the Investment Agreement (unless extended or earlier terminated by mutual agreement among the parties hereto), and thereafter, until terminated by mutual agreement among the parties hereto for as long as Flightlease, SRT and/or a subsidiary designated by them shall collectively hold at least 30% of the capital stock of WLFC.

      (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

      (g) Waiver. The rights of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will


                                                           Cooperation Agreement
operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

      (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      (i) Securitization. Notwithstanding anything to the contrary contained herein, with respect to any engine, engine lease or other engine-related assets (collectively, the "Securitized Assets") that are now or hereafter a part of the engine, engine lease and other engine-related asset pool subject to (i) the existing WLFC Funding Corporation securitization, wherein Variable Funding Capital Corporation ("VFCC") and First Union Securities, Inc. ("First Union") are transaction participants, as amended from time to time (including increases thereof), (ii) any other securitization transaction with or involving WLFC, VFCC and First Union (or any of their respective affiliates) or (iii) any refinancing or securitization with other parties of any Securitized Assets theretofore subject to a securitization described in the foregoing clause (i) or (ii) (each, a "Securitization"), WLFC's obligations hereunder with respect to any Securitized Asset shall be strictly subject to all applicable contractual restrictions and limitations contained in documents effecting the Securitization. For the avoidance of doubt, each party hereto agrees and confirms that no Securitized Asset shall be subject to any of the foregoing provisions of this Agreement. WLFC hereby confirms that it is the "Servicer" under the existing Securitization documentation and that engines subject to the existing Securitization are, and engines subject to future Securitizations are anticipated to be, typically utilized for long-term leases (not less than 6 months). WLFC hereby agrees that it will provide Flightlease and SRT prompt notice of any engine in any Securitization that comes off-lease and notice prior to placing any engine into any Securitization.

                            [Signature page follows.]


                                                           Cooperation Agreement

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        WILLIS LEASE FINANCE CORPORATION

                                        By: /s/ CHARLES F. WILLIS, IV
                                           -------------------------------------
                                           Charles F. Willis, IV
                                           Chief Executive Officer and President


                                        FLIGHTLEASE AG

                                        By: /s/ HANS JORG HUNZIKER
                                           -------------------------------------
                                           Hans Jorg Hunziker
                                           President

                                        By: /s/ MATTHIAS MUELLER
                                           -------------------------------------
                                           Matthias Mueller
                                           Head of Business Development


                                        SR TECHNICS GROUP

                                        By: /s/ HANS ULRICH BEYELER
                                           -------------------------------------
                                           Hans Ulrich Beyeler
                                           President and CEO

                                        By: /s/ GEORG RADON
                                           -------------------------------------
                                           Georg Radon
                                           Vice-President and CFO


                                                           Cooperation Agreement